Exhibit10.2
ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement ("Agreement") is entered into this 15th day of August 2006 (ASigning Date@) by and between Gold Fusion Laboratories, Inc. ("Buyer"), a Nevada corporation with a mailing address of 59 West 100 South, Second Floor, Salt Lake City, Utah 84101, and Diversified Holdings X, Inc., a corporation (hereinafter "DHX"), with a business address of 59 West 100 South, Second Floor, Salt Lake City, Utah 84101.

WHEREAS, Buyer desires to acquire from DHX its one hundred percent (100%) ownership interest in the assets, inventory and receivables of the fashion operations of Diversified Holdings X, Inc. that currently owns and operates the Black Chandelier clothing operations (the “BC Interest” as more fully set forth in Exhibit “A” hereto) in exchange for a promissory note in the sum of Three Hundred Thousand dollars ($300,000), bearing interest at the rate of twenty four percent (24%) per annum, secured by the stock ownership of Gold Fusion Laboratories, Inc. and Seventy Thousand (70,000) shares of the Class A Preferred Stock of Nexia Holdings, Inc.

NOW, THEREFORE with the above being incorporated into and made a part hereof for the mutual consideration set out herein and, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Exchange. DHX will transfer the BC Interest to Buyer and Buyer will deliver to DHX the above set forth promissory note in the face amount of Three Hundred Thousand dollars ($300,000) made payable to DHX and Seventy Thousand (70,000) shares of Class A Preferred Stock of Nexia Holdings, Inc. on or before September 30, 2006.

2. Termination. This Agreement may be terminated at any time prior to the Closing Date:

A. By Buyer or DHX:

(1) If there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of Nexia=s Board of Directors or Buyer or DHX and made in good faith and based upon the advice of legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

(2) If the Closing shall have not occurred prior to September 30, 2006, or such later date as shall have been approved by parties hereto, other than for reasons set forth herein.

B. By Buyer:

(1) If DHX shall fail to comply in any material respect with any of his covenants or agreements contained in this Agreement or if any of the representation or warranties of DHX contained herein shall be inaccurate in any material respect; or

C. By DHX:

(1) If Buyer shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representation or warranties of Buyer contained herein shall be inaccurate in any material respect;

In the event this Agreement is terminated pursuant to this Paragraph, this Agreement shall be of no further force or effect, no obligation, right, or liability shall arise hereunder, and each party shall bear its own costs as well as the legal, accounting, printing, and other costs incurred in connection with negotiation, preparation and execution of the Agreement and the transactions herein contemplated.

3. Representations and Warranties of DHX. DHX hereby represents and warrants that effective this date and the Closing Date, the representations and warranties listed below are true and correct:

A.
Legal Authority. DHX has the full legal power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement and will obtain any necessary consents required to complete the transaction.

B.
No Conflict With Other Instruments. The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of DHX to which DHX is a party and has been duly authorized by all appropriated and necessary action.

C.
Deliverance of BC Interest. As of the Closing Date, the BC Interest to be delivered to Buyer will constitute valid and legally issued ownership rights in all assets, inventory and receivables of Black Chandelier, fully paid and non-assessable.

4. Representations and Warranties of Buyer. Buyer hereby represents and warrants that, effective this date and the Closing Date, the representations and warranties listed below are true and correct.

A.	Legal Authority. Buyer has the full legal power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

B.
No Conflict With Other Instruments. The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of Buyer to which Buyer is a party and has been duly authorized by all appropriated and necessary action.

C.	Deliverance of Shares. As of the Closing Date, the provided for compensation to DHX will be delivered to it.

5. Closing. The Closing as herein referred to shall occur upon such date as the parties hereto may mutually agree upon, but is expected to be on or before September 30, 2006.

6. Conditions Precedent of DHX to Effect Closing. All obligations of DHX under this Agreement are subject to fulfillment prior to or as of the Closing Date, of each of the following conditions:

A.
The representations and warranties by or on behalf of Buyer contained in this Agreement or in any certificate or documents delivered to DHX pursuant to the provisions hereof shall be true in all material respects at and as of the time of Closing as though such representations and warranties were made at and as of such time.

B.	Buyer shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

C.	All instruments and documents delivered to DHX pursuant to the provisions hereof shall be reasonably satisfactory to DHX=s legal counsel.

7. Conditions Precedent of Buyer to Effect Closing. All obligations of Buyer under this Agreement are subject to fulfillment prior to or as of the date of Closing, of each of the following conditions:

A.
The representations and warranties by or on behalf of DHX contained in this Agreement or in any certificate or documents delivered to Buyer pursuant to the provisions hereof shall be true in all material respects at and as of the time of Closing as though such representations and warranties were made at and as of such time.

B.	DHX shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by him prior to or at the Closing.

C.	All instruments and documents delivered to Buyer pursuant to the provisions hereof shall be reasonably satisfactory to Buyer=s legal counsel.

8. Damages and Limit of Liability. Each party shall be liable, for any material breach of the representations, warranties, and covenants contained herein which results in a failure to perform any obligation under this Agreement, only to the extent of the expenses incurred in connection with such breach or failure to perform Agreement.

9. Nature and Survival of Representations and Warranties. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

10. Indemnification Procedures. If any claim is made by a party which would give rise to a right of indemnification under this paragraph, the party seeking indemnification (Indemnified Party) will promptly cause notice thereof to be delivered to the party from whom is sought (Indemnifying Party). The Indemnified Party will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from the claims. Counsel for the Indemnifying Party which will conduct the defense must be approved by the Indemnified Party (whose approval will not be unreasonably withheld), and the Indemnified Party may participate in such defense at the expense of the Indemnified Party. The indemnifying Party will not in the defense of any such claim or litigation, consent to entry of any judgment or enter into any settlement without the written consent of the Indemnified Party (which consent will not be unreasonably withheld). The Indemnified Party will not, in connection with any such claim or litigation, consent to entry of any judgment or enter into any settlement without the written consent of the Indemnifying Party (which consent will not be unreasonably withheld). The Indemnified Party will cooperate fully with the Indemnifying Party and make available to the Indemnifying Party all pertinent information under its control relating to any such claim or litigation. If the Indemnifying Party refuses or fails to conduct the defense as required in this Section, then the Indemnified Party may conduct such defense at the expense of the Indemnifying Party and the approval of the Indemnifying Party will not be required for any settlement or consent or entry of judgment.

11. Default at Closing.

A.	By DHX:

(1)
Notwithstanding the provisions hereof, if DHX shall fail or refuse to deliver any of the BC Interest, or shall fail or refuse to consummate the transaction described in this Agreement prior to the Closing Date, such failure or refusal shall constitute a default by DHX and Buyer at its option and without prejudice to its rights against such defaulting party, may either (a) invoke any equitable remedies to enforce performance hereunder including, without limitation, an action or suit for specific performance, or (b) terminate all of its obligations hereunder with respect to DHX.

B.	By Buyer:

(1)
Notwithstanding the provisions hereof, if Buyer shall fail or refuse to deliver any of the promised consideration, or shall fail or refuse to consummate the transaction described in this Agreement prior to the Closing Date, such failure or refusal shall constitute a default by Buyer and DHX at its option and without prejudice to its rights against such defaulting party, may either (a) invoke any equitable remedies to enforce performance hereunder including, without limitation, an action or suit for specific performance, or (b) terminate all of its obligations hereunder with respect to Buyer.

12. Costs and Expenses. Buyer and DHX shall bear their own costs and expenses in the proposed exchange and transfer described in this Agreement. Buyer and DHX have been represented by their own attorney in this transaction, and shall each pay the fees of its attorney, except as may be expressly set forth herein to the contrary.

13. Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

To DHX:                       DHX    To Buyer: Gold Fusion Laboratories, Inc.
59 West 100 South     59 West 100 South
Second Floor    Second Floor
Salt Lake City, UT 84101    Salt Lake City, UT 84101
Telephone: (801) 575-8073  Telephone: (801) 575-8073
Telefax: (801) 575-8092               Telefax: (801) 575-8092

14. Miscellaneous.

A. Further Assurances. At any time and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

B. Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

C. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

D. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

E. Governing Law. This Agreement was negotiated and is being contracted for in the State of Utah, and shall be governed by the laws of the State of Utah, notwithstanding any conflict-of-law provision to the contrary.

F. Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties their respective heirs, administrators, executors, successors, and assigns.

G. Entire Agreement. The Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist. No representations, warranties covenants, or conditions express or implied, other than as set forth here, have been made by any party.

H. Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

GOLD FUSION LABORATORIES, INC.

By: /s/ Jared Gold
Office: President
Printed Name: Jared Gold, President

DIVERSIFIED HOLDINGS X, INC.

By: /s/ Richard Surber
Office: President
Printed Name: Richard Surber, President